UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2006 (October 4, 2006)

AEGIS COMMUNICATIONS GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14315	75-2050538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Bent Branch Drive

Irving, Texas 75063

(Address of Principal Executive Offices)(Zip Code)

(972) 830-1800

(Registrant’s telephone number, including area code)

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement.

See description provided under Item 2.01 below.

Item 1.01 – Amendment of a Material Definitive Agreement.

In connection with the asset acquisition described below, the Registrant and six of its wholly owned subsidiaries entered into an amendment to their financing agreement with The CIT Group/Business Credit, Inc. The purpose of the amendment was to make Aegis Acquisition Sub, Inc. a signatory to, and a borrower under, the credit facility provided by CIT to the Registrant and its wholly-owned subsidiaries. Accordingly, in connection with the amendment of the CIT credit facility, the shares of stock owned by the Registrant in Aegis Acquisition Sub, Inc. have been pledged to CIT by the Registrant.

Item 2.01 – Completion of Acquisition.

On October 4, 2006, the Registrant entered into an Asset Purchase Agreement among the Registrant, Aegis Acquisition Sub, Inc., a wholly-owned subsidiary of the Registrant, and Technion Communications Corporation. Technion Communications Corporation had no pre-existing relationship with the Registrant. Funding for the acquisition was provided by The CIT Group/ Business Credit, Inc. pursuant to the Registrant’s existing credit facility with CIT. Under the terms of the Asset Purchase Agreement, Aegis Acquisition Sub, Inc. purchased, and assumed scheduled ordinary course liabilities relating to, five customer contracts of Technion, including accounts receivable, two commercial real estate leases, several equipment leases and a variety of fixed assets relating to the those purchased customer contracts. The purchase price for the purchased assets was approximately $4.8 million consisting of an initial cash payment, payment for open accounts receivable, and a non interest bearing note payable in 15 equal installments beginning in August 2007.

Under the terms of the Asset Purchase Agreement, the Registrant issued a guaranty to Technion to guarantee the payment and performance obligations of Aegis Acquisition Sub, Inc. under the promissory note. The guaranty is subordinate to CIT’s first right of payment and other remedies in an event of default by the Registrant pursuant to the terms and conditions of the CIT credit facility.

Item 8.01 – Other Event.

The Registrant’s press release dated October 9, 2006, regarding the closing of an asset acquisition transaction with Technion Communications Corporation is furnished herewith and incorporated by reference into this Current Report on Form 8-K.

The Information in this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

(a)-(b) Financial statements relating to the asset acquisition transaction described in Item 2.01 will not be provided in this Current Report on Form 8-K, but will be provided in an amendment to this report within 71 calendar days after the filing date hereof, except as the SEC rules may otherwise provide.

The Registrant’s press release dated October 9, 2006, regarding a notice of its completion of an Asset Purchase Agreement with Technion Communications Corporation, a privately-held leader in the call center database marketing industry effective September 1, 2006. The transaction was completed October 4, 2006. The purchase was for certain contracts and telephone, computers, furniture and fixtures required providing services to the selected contracts.

(c)	Exhibits.

99.1	Press Release dated October 9, 2006, announcing the closing of the Registrant’s acquisition transaction with Technion Communications Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AEGIS COMMUNICATIONS GROUP, INC.

Date: October 11, 2006	By:	/s/ Kent J. Van Houten
Kent J. Van Houten Vice President Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 9, 2006.